UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: October 25, 2006
Date of earliest event reported: October 19, 2006
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15395	52-2187059

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 WEST 42ND STREET NEW YORK, NY	10036

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 827-8000
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 19, 2006, the Compensation Committee of the Board of Directors of Martha Stewart Living Omnimedia, Inc. (the “Company”) approved a modification to the Company’s employment letter agreement with Robin Marino, its President-Merchandising, which was previously filed as an exhibit to the Company’s Current Report on Form 8-K dated June 10, 2005. Pursuant to this modification, the Company has agreed to reimburse Ms. Marino for the rental cost to her of a residential apartment which she currently leases in New York City for the purpose of being in closer proximity to the Company’s headquarters.
Pursuant to this modification, the Company has agreed to pay all rent accrued from January 1, 2006, resulting in an estimated aggregate payment by the Company to Ms. Marino for fiscal year 2006 of approximately $48,000. The maximum amount which the Company will be obligated to pay during any fiscal year under this arrangement will be $50,000.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
EXHIBIT           DESCRIPTION

10.1	Letter Agreement between Martha Stewart Living Omnimedia, Inc. and Robin Marino
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC. (Registrant)
Date: October 25, 2006	By:	/s/ John R. Cuti
John R. Cuti
General Counsel